UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          TELECOM WIRELESS CORPORATION
             (Exact name of registrant as specified in its charter)


          Utah                                        94-3172556
(State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)


              5299 DTC Boulevard, Suite 1120, Englewood, CO 80111 (Address of Principal Executive Offices, including Zip Code)


        AMENDED AND RESTATED 1999 STOCK OPTION AND RESTRICTED STOCK PLAN
                    AND NON-QUALIFIED STOCK OPTION AGREEMENTS
                            (Full title of the plan)


                                Calvin D. Smiley
                                    President
                          Telecom Wireless Corporation
                         5299 DTC Boulevard, Suite 1120
                               Englewood, CO 80111
                     (Name and address of agent for service)


                                 (303) 416-4000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                     Proposed   Proposed
                                                     maximum    maximum
Title  of  each  class                   Amount      offering   aggregate   Amount  of
of  securities                           to  be        price    offering   registration
to  be  registered                    registered(1)  per  unit   price        fee
------------------                    -------------  ---------   -----        ---


Common Stock, $.001 par value per share,
underlying non-qualified stock option
agreements . . . . . . . . . . . . . . .  1,453,732  $8.73(2)  $12,691,080  $3,350.45
Common Stock, $.001 par value per share,
underlying options issued under the Plan    175,668  $8.92(2)  $ 1,566,959  $  413.68
Common Stock, $.001 par value per share.    624,332  $5.06(3)  $ 3,159,120  $  834.00
                                          ---------            -----------  ---------
TOTAL. . . . . . . . . . . . . . . . . .  2,253,732            $17,417,159  $4,598.13


(1) Pursuant to Rule 416, Telecom Wireless Corporation is also registering such indeterminate number of shares of common stock that may be issuable upon exercise of stock options by reason of stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of (i) $8.92 per share for outstanding options to purchase a total of 175,668 shares of common stock granted pursuant to the Amended and Restated 1999 Stock Option and Restricted Stock Plan, and (ii) $8.73 per shares for outstanding options to purchase a total of 1,453,732 shares of common stock granted pursuant to Non-Qualified Stock Option Agreements.

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $5.06 per share (the average of the high and low prices of the Registrant's common stock as reported on the OTC Bulletin Board of March 10, 2000) for the 624,332 additional shares reserved for issuance under the Amended and Restated 1999 Stock Option and Restricted Stock Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I of the Registration Statement on Form S-8 will be sent or given to participants in the Amended and Restated 1999 Stock Option and Restricted Stock Plan (the "Stock Plan") and holders of the Non-Qualified Stock Option Agreements as specified under Rule 428(b)(i) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428(a) under the Securities Act and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a) under the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all documents included in such file.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.   INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents, which have been filed by Telecom Wireless Corporation with the Commission are incorporated by reference herein and shall be deemed a part hereof.

(1) Registration Statement on Form SB-2 effective February 24, 2000 (File No. 333-91717), filed pursuant to the Securities Act of 1933, as amended ("Securities Act").

(2) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since February 24, 2000.

(3) The description of the Company's Common Stock, par value $.001 per share, contained in its Registration Statement on Form SB-2 filed under the Securities Act, including any amendment or report filed for the purpose of updating such description

     All  other  documents  filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration
Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the "Incorporated Documents")

     Any statement contained in an Incorporated Document shall be deemed to be modified and superseded for the purposes of this Prospectus to the extent that a statement contained therein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

ITEM  4.   DESCRIPTION  OF  SECURITIES

     Not  Applicable

ITEM  5.   INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

     Not  Applicable

ITEM  6.   INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Article XI of the Company's Articles of Incorporation, as amended, provides:

     "The Corporation shall provide indemnification and/or exculpation to its Directors, Officers, employees, agents and other entities which deal with it to the maximum extent provided, and under the terms provided, by the laws and decisions of the courts of the State of Utah and by any additional applicable federal or state laws or court decisions.

     Article XI of the Company's Bylaws provide that provisions with respect to indemnification and exculpation shall be as set forth in the Articles of Incorporation.

     Section 16-10a-841 of the Utah Revised Business Corporation Act provides generally that a corporation may eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any action taken or any failure to take action as a director, except liability for: (a) the amount of financial benefit received by a director to which he is not entitled,
(b)  an  intentional  infliction of harm on the corporation or the shareholders;
(c)  unlawful  distributions;  (d)  an  intentional  violation  of criminal law.

ITEM  7.   EXEMPTION  FROM  REGISTRATION  CLAIMED

     The restricted securities not acquired under a registration statement filed under the Securities Act which are to be reoffered or resold pursuant to this registration statement were originally issued by the Company either to Selling Shareholders, who, at the time of issuance were officers or employees of the Company, pursuant to the exemption from registration provided by Rule 701 under the Securities Act of 1933, or to Selling Shareholders, who at the time of issuance were officers or key employees of the Company, pursuant to the exemptions from registration provided by Section 4(2) and/or Rule 506 of Regulation D under the Securities Act. Each of the latter group of Selling Shareholders had access to adequate information prior to his or acquisition of stock as a result of a business relationship with the Company. In addition, at the time of purchase, each such Selling Shareholder represented that he or she was acquiring such securities for his own account for investment, without any present intention of selling or further distributing the same.

ITEM  8.   EXHIBITS

Number        Description  of  Document

4.1(1)        Amended and Restated 1999 Stock Option and Restricted Stock Plan
4.2*          Written  Compensation  Agreement between the Company and Paul Hart
4.3*          Written  Compensation  Agreement  between  the  Company  and Jerry
              "Michau" Yuen
4.4(2)        Non-Qualified  Stock  Option  Agreements
5.1*          Opinion  of  Kruse,  Landa  &  Maycock,  L.L.C.
23.1*         Consent  of  Kruse,  Landa & Maycock, L.L.C. (included in Exhibit
              5.1)
23.2*         Consent  of  Ehrhardt  Keefe  Steiner  &  Hottman  PC, Englewood,
              Colorado
23.3*         Consent of Gerstle, Rosen & Associates, P.A., Boca Raton, Florida
23.4*         Consent  of  Girardin,  Baldwin & Associates LLP, Naples, Florida
99.1*         Reoffer  Prospectus
______________________
*     Filed  herewith

(1)     Incorporated  by  reference  from Registrant's Registration Statement on
Form SB-2 (Exhibit 10.28) (Reg. No. 333-91717) as previously filed with the Securities and Exchange Commission.

(2) Incorporated by reference from Registrant's Registration Statement on Form SB-2 (Exhibits 10.7, 10.8 and 10.9) (Reg. No. 333-91717) as previously filed with the Securities and Exchange Commission.

ITEM  9.  UNDERTAKINGS

(a)     The  undersigned  Registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities
Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on March 14, 2000.

                              TELECOM  WIRELESS  CORPORATION


                              By:  /s/ Calvin D. Smiley
                                   Calvin  D.  Smiley,  President  and
                                   Chief  Executive  Officer

                             POWER  OF  ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James C. Roberts, Calvin D. Smiley and Kosta S. Kovachev, and each or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments (including post-effective amendments) to this registration statement and to any registration statement filed pursuant to Rule 462(b), and to file same, with all exhibits thereto and, other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature               Title                                        Date
---------               -----                                        ----



/s/ James C. Roberts
---------------------  Chairman of the Board and Director           March 14, 2000
James C. Roberts


/s/ Calvin D. Smiley
---------------------  President, Principal Executive Officer       March 14, 2000
Calvin D. Smiley       and Director


/s/ Kosta S. Kovachev
---------------------  Principal Financial Officer                  March 14, 2000
Kosta S. Kovachev      and Director


/s/ C. Stephen Guyer
---------------------  Vice President-Corporate Finance,            March 14, 2000
C. Stephen Guyer       Controller and Principal Accounting Officer

                                EXHIBIT INDEX

Number        Description  of  Document

4.1(1)        Amended and Restated 1999 Stock Option and Restricted Stock Plan

4.2*          Written  Compensation  Agreement between the Company and Paul Hart

4.3*          Written  Compensation  Agreement  between  the  Company  and Jerry
              "Michau" Yuen

4.4(2)        Non-Qualified  Stock  Option  Agreements

5.1*          Opinion  of  Kruse,  Landa  &  Maycock,  L.L.C.

23.1*         Consent  of  Kruse,  Landa & Maycock, L.L.C. (included in Exhibit
              5.1)

23.2*         Consent  of  Ehrhardt  Keefe  Steiner  &  Hottman  PC, Englewood,
              Colorado

23.3*         Consent of Gerstle, Rosen & Associates, P.A., Boca Raton, Florida

23.4*         Consent  of  Girardin,  Baldwin & Associates LLP, Naples, Florida

99.1*         Reoffer  Prospectus
______________________

*     Filed  herewith

(1)     Incorporated  by  reference  from Registrant's Registration Statement on
Form SB-2 (Exhibit 10.28) (Reg. No. 333-91717) as previously filed with the Securities and Exchange Commission.

(2) Incorporated by reference from Registrant's Registration Statement on Form SB-2 (Exhibits 10.7, 10.8 and 10.9) (Reg. No. 333-91717) as previously filed with the Securities and Exchange Commission.